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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Celestica Inc.


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Celestica Inc. of our report dated January 21, 2002 relating to the consolidated balance sheets of Celestica Inc. as of December 31, 2000 and 2001 and the consolidated statements of earnings (loss), shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2001, which report is included in Celestica Inc.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2001.


Toronto, Canada                                   KPMG LLP
May 9, 2002